LEGAL_AMERICAS # 602343320.8 THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE. WARRANT TO PURCHASE COMMON STOCK OF DATAVAULT AI INC. Date: July 22, 2026 THIS WARRANT TO PURCHASE COMMON STOCK certifies that, for value received, and as partial consideration for the services to be provided by AP Cyber LLC, a Delaware limited liability company (“AP Cyber”), under that certain Mutual Services Agreement, entered into between to DATAVAULT AI INC., a Delaware corporation (the “Company”), and AP Cyber, dated as of July 16, 2026 (as may be amended from time to time in accordance with its terms, the “MSA”), the Company, subject to the terms set forth in Section 1(d) hereof, promises to issue to AP Cyber, as the holder of this Warrant, its nominees, successors or assigns (collectively, the “Holder”), up to an aggregate of 24,000,000 nonassessable shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), upon the payment by the Holder to the Company of the Exercise Price (as defined herein) and to deliver to the Holder a certificate or certificates (or to deliver by book entry evidence) representing the Common Stock issued upon exercise of this Warrant pursuant to its terms. The number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided herein. The initial exercise price per share of Common Stock under this Warrant shall be equal to $0.40 per share (the “Exercise Price”), subject to adjustment as provided herein. For the purpose of this Warrant, the term “Common Stock” shall mean (i) the common stock, par value $0.0001 per share, of the Company, or (ii) any other class or classes of stock resulting from successive changes, reclassifications or capital reorganizations of such class of stock, and the term “Business Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed. Section 1. Term of Warrant, Exercise of Warrant. (a) Subject to the terms of this Warrant, the Holder shall have the right, at its option, which may be exercised in whole or in part, at any time, and from time to time, commencing at the time of the issuance of this Warrant and until 5:00 p.m. Eastern Time on July 22, 2036 to purchase from the Company the number of fully paid and nonassessable shares of Common Stock which the Holder may at the time be entitled to purchase on exercise of this Warrant (the “Warrant Shares”). Notwithstanding the foregoing, if the Holder shall have given the Company written notice of its intention to exercise this Warrant on or before 5:00 p.m. Eastern Time on July 22, 2036, the Holder may exercise this Warrant at any time through (and including) the next Business Day following the date that all applicable required regulatory holding periods

LEGAL_AMERICAS # 602343320.8 - 2 - have expired and all applicable required governmental approvals have been obtained in connection with such exercise of this Warrant by the Holder, if such Business Day is later than on July 22, 2036 (July 22, 2036 or such later date being herein referred to as the “Warrant Expiration Date”). After the Warrant Expiration Date, this Warrant will be void. (b) This Warrant shall be exercisable by the Holder surrendering this Warrant, with the form of Exhibit A hereof duly executed by the Holder, to the Company at its office located at One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA 19103 (or, in the event the Company’s principal office is no longer located thereat, its then principal office in the United States (the “Principal Office”)), accompanied by payment, of an amount (the “Exercise Payment”) equal to the Exercise Price multiplied by the number of Warrant Shares for which the Warrant is being exercised, payable as follows: (i) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, (ii) by surrender to the Company for cancellation shares of Common Stock of the Company having a Market Price (as hereinafter defined) on the date of exercise equal to the Exercise Payment; or (iii) by a combination of the methods described in clauses (i) and (ii) above. In lieu of paying the Exercise Payment, pursuant to the immediately preceding sentence, when exercising the Warrant, the Holder may elect to receive a payment equal to the difference between (A) the Market Price on the date of exercise of this Warrant multiplied by the number of Warrant Shares for which this Warrant is being exercised and (B) the Exercise Price with respect to such number of Warrant Shares for which this Warrant is being exercised, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price on the date of exercise. For purposes hereof, the term “Market Price” shall mean, with respect to any day, the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and ask prices during such 15 trading day period on the Nasdaq Stock Market LLC (“Nasdaq”) or, if the shares are not listed on Nasdaq, in the over-the- counter market or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the Holder; provided, however, that if such parties fail to reach agreement within 30 days after the date of such exercise of this Warrant, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection fails to be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All costs and expenses incurred in connection with the determination of Market Price shall be borne by the Company. (c) Upon any exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch, but in any event within three Business Days, to or upon the written order of the Holder and, subject to Section 2, in such name or names as the Holder may designate, a certificate or certificates (or reasonable evidence of book entry) for the number of Warrant Shares issuable upon such exercise together with any other property, including cash, which may be deliverable upon such exercise. If fewer than all of the Warrant Shares represented by this Warrant are purchased, a new Warrant of the same tenor as this Warrant,

LEGAL_AMERICAS # 602343320.8 - 3 - evidencing the remaining Warrant Shares for which this Warrant was not exercised, will be issued and delivered by the Company at the Company’s expense. (d) This Warrant shall be exercisable for Warrant Shares as follows: (i) Upon such time that net proceeds of sales of “Qestral Coin” (as defined in the MSA) shall equal or exceed $100,000,000, this Warrant shall automatically (and without any further act or deed on the part of any party) become exercisable with respect to one-third of the Warrant Shares then issuable under this Warrant; (ii) Upon such time that net proceeds of sales of “Qestral Coin” (as defined in the MSA) shall equal or exceed $1,000,000,000, this Warrant shall automatically (and without any further act or deed on the part of any party) become exercisable with respect to one-half of the Warrant Shares then issuable under this Warrant; and (iii) Upon such time that net proceeds of sales of “Qestral Coin” (as defined in the MSA) shall equal or exceed $2,500,000,000, this Warrant shall automatically (and without any further act or deed on the part of any party) become exercisable with respect to all Warrant Shares then issuable under this Warrant. Section 2. Warrant Register, Registration of Transfers. Section 2.1. Warrant Register. The Company shall keep at its Principal Office, a register (the “Warrant Register”) in which the Company shall record the name and address of the Holder from time to time and all transfers and exchanges of this Warrant. The Company shall give the Holder prior written notice of any change of the address at which such register is kept. Section 2.2. Registration of Transfers, Exchanges or Assignment of Warrants. The Holder shall be entitled to assign its interest in this Warrant in whole or in part to any person upon surrender thereof accompanied by a written instrument or instruments of transfer in the form of Exhibit B hereof duly executed by the Holder. This Warrant may be exchanged for or combined with another Warrant or Warrants of like tenor, representing in the aggregate the right to exercise the Warrant or Warrants, as applicable, for the remaining number of Warrant Shares underlying this Warrant upon presentation thereof to the Company at its Principal Office together with a written notice signed by the Holder specifying the denominations in which the new Warrant is or the new Warrants are to be issued. Upon surrender for transfer or exchange of this Warrant to the Company at its Principal Office for transfer or exchange, in accordance with this Section 2, the Company shall, without charge (subject to Section 3), execute and deliver a new Warrant or Warrants of like tenor and of a like aggregate amount of Warrant Shares in the name of the assignee named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder with respect to that portion not transferred, and this Warrant shall promptly be canceled. Section 3. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be

LEGAL_AMERICAS # 602343320.8 - 4 - payable in respect of any transfer involved in the issue or delivery of any Warrant or certificate for Warrant Shares in a name other than that of the Holder as such name is then shown on the books of the Company. Section 4. Certain Covenants. Section 4.1. Reservation of Warrant Shares. The Company shall reserve and shall at all times keep reserved, out of its authorized but unissued shares of Common Stock, free from any preemptive rights, rights of first refusal or other restrictions (other than pursuant to the Securities Act of 1933, as amended (the “Act”)), a number of shares of Common Stock sufficient to provide for the exercise of this Warrant. The transfer agent, if any, of the Company, and every subsequent transfer agent of the Company for any shares of the Common Stock issuable upon the exercise of this Warrant, shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. Section 4.2. No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or any other organizational document, any reorganization, transfer of assets, consolidation, merger, dissolution or issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate so that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant at the then Exercise Price therefor. Section 4.3. Notice of Certain Corporate Action. In case the Company shall propose (a) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or (c) to effect any capital reorganization, or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to offer to the holders of its Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, or (g) to take any other action which would require the adjustment of the Exercise Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, then in each such case (but without limiting the provisions of Section 5), the Company shall give to the Holder, a notice of such proposed action, which shall specify the date on which a record is to be taken for purposes of such dividend, distribution or offer of rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given at least 10 Business Days prior to the record date for determining holders of the Common Stock for purposes of participating in or

LEGAL_AMERICAS # 602343320.8 - 5 - voting on such action, or at least 10 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Such notice shall specify, in the case of any subscription or repurchase rights, the date on which the holders of Common Stock shall be entitled thereto, or the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, sale or other action, as the case may be. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of security holders, if either is required, and the adjustment in Exercise Price and/or number of Warrant Shares issuable upon exercise of this Warrant as a result of such reorganization, reclassification, consolidation, merger, sale or other action. Section 5. Adjustment of Exercise Price. Section 5.1. Subdivision or Combination of Stock. In case the Company shall at any time (a) issue a dividend payable in Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”), or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities or (b) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such subdivision or combination shall be adjusted to an amount that bears the same relationship to the Exercise Price in effect immediately prior to such action as the total amount of shares of Common Stock outstanding immediately prior to such action bears to the total number of shares of Common Stock outstanding immediately after such action, and the number of shares of Common Stock purchasable upon the exercise of any Warrant shall be that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of such Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect after such adjustment. Section 5.2. Reorganization, Reclassification, Consolidation, Merger or Sale. (a) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant, the amount of shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares for which this Warrant could have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof shall

LEGAL_AMERICAS # 602343320.8 - 6 - thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to receive. (b) Notwithstanding the foregoing: (i) In the event of a merger or consolidation of the Company in which the consideration otherwise receivable in such merger or consolidation by the Holder upon exercise of the Warrant consists of anything other than cash or securities of an issuer whose equity securities are registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Holder shall be entitled to receive, upon exercise hereof, the consideration the Holder would be entitled to receive pursuant to Section 5.2(a). (ii) In the event of a merger or consolidation of the Company in which the consideration otherwise receivable in such merger or consolidation by the Holder upon exercise of the Warrant consists solely of securities of an issuer whose equity securities are registered under the 1934 Act (a “Public Issuer”), this Warrant may, at the option of the corporation surviving the merger or consolidation, be converted into either (i) the right to receive an amount in cash equal to the number of Warrant Shares for which the Warrant is then being exercised, multiplied by the Market Price of a share of Common Stock, or (ii) a warrant to acquire common stock of the Public Issuer. In the event the corporation surviving the merger or consolidation elects to convert this Warrant into the right to acquire common stock of the Public Issuer, the Exercise Price in effect immediately following such merger or consolidation shall equal the Exercise Price in effect immediately prior to such merger or consolidation, multiplied by a fraction, the numerator of which shall be the Market Price of a share of common stock of the Public Issuer and the denominator of which shall be the Market Price of a share of Common Stock, and the number of shares of common stock of the Public Issuer for which this Warrant shall be exercisable shall equal the number of Warrant Shares represented by this Warrant immediately prior to such merger or consolidation, multiplied by a fraction, the numerator of which shall equal the Market Price of a share of Common Stock and the denominator of which shall equal the Market Price of a share of common stock of the Public Issuer. Section 5.3. No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 5 shall not apply to any Common Stock issued, issuable or deemed outstanding under Sections 5.1 to 5.2 inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries in effect on the date of issuance of this Warrant; or

LEGAL_AMERICAS # 602343320.8 - 7 - (ii) pursuant to options, warrants and conversion rights in existence on (or issued after) the date of issuance hereof. Section 5.4. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.4, be issuable upon exercise of this Warrant, the Company shall (or shall cause the Warrant Agent to), in lieu thereof, pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the Fair Market Value for a share of Common Stock as of the date of exercise. The term “Fair Market Value” shall mean the closing price of a share of Common Stock or other security on the date of the issuance or sale on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock or such other security is not listed or admitted to trading on any national securities exchange, the average of the reported bid and ask prices on the date of the issuance or sale on Nasdaq or, if the Common Stock or such other security is not listed on the Nasdaq, in the over-the-counter market or, if the Common Stock or such other security is not publicly traded, the Fair Market Value for such day shall be the fair market value thereof determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within five Business Days of the date of issuance or sale. Fair Market Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All fees and expenses of such independent investment banking firm that are incurred in connection with the determination of Fair Market Value shall be borne by the Company. Notwithstanding the foregoing, in the event of issuances of Common Stock in settlement of obligations of the Company, including without limitation the settlement of any pending action, suit or proceeding, the determination of Fair Market Value shall be made as of the date of the applicable settlement agreement and not the date of issuance as long as the relevant issuance occurs within 30 days of the date of such agreement. In the event the issuance occurs more than 30 days after the date of such agreement, Fair Market Value shall be determined as of the date of such issuance. Section 5.5. Notice of Adjustment. Upon any adjustment of the Exercise Price, and from time to time upon the request of the Holder, the Company shall furnish to the Holder a notice setting forth the amount of the Exercise Price resulting from such adjustment or otherwise in effect and the number of Warrant Shares then available for purchase under this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Section 5.6. Certain Events. If any event occurs as to which, in the good faith judgment of the board of directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of such provisions, then the board of directors of the Company in the good faith, reasonable exercise of its business judgment shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

LEGAL_AMERICAS # 602343320.8 - 8 - Section 6. No Rights as a Stockholder; Notice to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company. Section 7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with, in the case of a Holder which is not a qualified institutional buyer within the meaning of Rule 144A under the Act, surety) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor. Section 8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows: (a) The Company is duly incorporated or organized and validly existing under the laws of the State of Delaware. The Company has the right, power and capacity to execute, deliver and perform this Warrant and to consummate the transactions contemplated hereby (including, without limitation, the issuance of the Warrant Shares). This Warrant has been duly and validly executed and delivered by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. (b) The execution, delivery and performance by the Company of this Warrant (including, without limitation, the issuance of the Warrant Shares) does not and will not conflict with, violate or result in a breach of, or constitute a default under, any mortgage, indenture, contract, agreement, instrument, judgment, decree or order to which the Company is a party, by which the Company is bound or to which the Company’s properties or assets are subject or any statute, rule or regulation applicable to the Company, or result in the creation of any lien or other encumbrance upon the material properties or assets of the Company pursuant to the foregoing. (c) The Warrant Shares, when issued as provided in this Warrant, will be duly authorized and validly issued, fully paid and non-assessable. Section 9. Representations and Warranties of AP Cyber. AP Cyber hereby represents and warrants to the Company as follows: (a) AP Cyber understands that this Warrant and the Warrant Shares are “restricted securities” (within the meaning of the Act) and have not been registered under the Act or any applicable state securities law and AP Cyber is acquiring this Warrant and the Warrant Shares as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to

LEGAL_AMERICAS # 602343320.8 - 9 - sales registered or exempted from registration under the Act. AP Cyber does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of this Warrant or the Warrant Shares in violation of applicable securities laws. AP Cyber has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act. (b) AP Cyber is (a) either an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act or a “qualified institutional buyer” as defined in Rule 144A under the Act, and (b) a sophisticated institutional investor, experienced in investing in private securities transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including AP Cyber’s participation in the transactions contemplated by this Warrant and the MSA. (c) No inquiries or other due diligence investigations with respect to the Company, the Common Stock, this Warrant or the Warrant Shares issuable hereunder conducted by AP Cyber or its advisors, if any, or its representatives shall modify, amend or affect AP Cyber’s right to rely on the Company’s representations and warranties contained herein. AP Cyber understands that its investment in this Warrant and the Warrant Shares involves a high degree of risk. AP Cyber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of this Warrant and the Warrant Shares. AP Cyber acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein. (d) AP Cyber understands that this Warrant and the Warrant Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and AP Cyber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of AP Cyber set forth in this Section 9 in order to determine the availability of such exemptions and the eligibility of AP Cyber to acquire this Warrant and the Warrant Shares. AP Cyber further acknowledges and understands that this Warrant and the Warrant Shares may not be resold or otherwise transferred except in a transaction registered under the Act or unless an exemption from such registration is available. (e) AP Cyber understands that: (i) this Warrant and the Warrant Shares have not been and are not being registered under the Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Warrant or Warrant Shares to be transferred or assigned may be transferred or assigned pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Warrant or Warrant Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of this Warrant or the Warrant Shares made in reliance on Rule 144 may be made

LEGAL_AMERICAS # 602343320.8 - 10 - only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of this Warrant or the Warrant Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and (iii) neither the Company nor any other person is under any obligation to register this Warrant or the Warrant Shares under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. (f) AP Cyber understands that this Warrant and the Warrant Shares shall bear any legend as required by the “blue sky” laws of any state and shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates): NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [HAS BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. (g) AP Cyber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of this Warrant or the Warrant Shares or the fairness or suitability of the investment in this Warrant or the Warrant Shares nor have such authorities passed upon or endorsed the merits of the offering of this Warrant or the Warrant Shares. Section 10. Notices. All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to the Holder addressed to it at the address or fax number specified for such Holder in the Warrant Register or at such other address or fax number as the Holder shall have specified to the Company in writing in accordance with this Section 10, and (ii) if to the Company, addressed to it at One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA 19103, Attention: General Counsel, or at such other address or fax number as the Company shall have specified to the Holder in writing in accordance with this Section 10. Notice given in accordance

LEGAL_AMERICAS # 602343320.8 - 11 - with this Section 10 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch. Section 11. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws. Section 12. Captions. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the date first written above. DATAVAULT AI INC. By: _________________________________ Name: Nathaniel T. Bradley Title: Chief Executive Officer Attest:__________________ Secretary AP CYBER LLC By: _________________________________ Name: Daniel C. Gregory Title: Chief Executive Officer Docusign Envelope ID: A44EFB83-BCEE-864A-8087-E371435C734D

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the date first written above. DATAVAULT AI INC. By: _________________________________ Name: Nathaniel T. Bradley Title: Chief Executive Officer Attest:__________________ Secretary AP CYBER LLC By: _________________________________ Name: Daniel C. Gregory Title: Chief Executive Officer Docusign Envelope ID: E3ECDA9B-F896-8C66-8394-6F17F277EA1A

LEGAL_AMERICAS # 602343320.8 EXHIBIT A [To be signed only upon exercise of Warrant] To Datavault AI Inc.: Reference is made to the Warrant to Purchase Common Stock of Datavault AI Inc., dated as of July 22, 2026 (as may be amended from time to time in accordance with its terms, the “Warrant”). Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Warrant. The undersigned, as the holder of the within Warrant (the “Holder”), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [ ] shares of Common Stock of the Company and herewith [makes payment of $[ ] therefor in full payment of the Exercise Payment] [surrenders to the Company shares of Common Stock having a Market Price of $[ ] in full payment of the Exercise Payment] [elects to receive a payment equal to the difference between (i) the Market Price on the date of exercise of the Warrant multiplied by [________] (the number of Warrant Shares for which the Warrant is being exercised) and (ii) [___________], which is the Exercise Price with respect to such number of Warrant Shares for which the Warrant is being exercised, in full payment of the Exercise Payment, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price in accordance with the terms of the Warrant], and requests that the certificates for such shares of Common Stock (or, if applicable, the book entry in respect of such shares of Common Stock) be issued in the name of, and be delivered to [ ], whose address is [ ]. Dated: (Signature must conform in all respects to name of Holder as specified on the face of the Warrant) Address

LEGAL_AMERICAS # 602343320.8 EXHIBIT B [To be signed only upon transfer of Warrant] Reference is made to the Warrant to Purchase Common Stock of Datavault AI Inc., dated as of July 22, 2026 (as may be amended from time to time in accordance with its terms, the “Warrant”). Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Warrant. For value received, the undersigned hereby transfers and assigns unto [ ] the right represented by the within Warrant to exercise the Warrant for [ ] shares of the Common Stock of Datavault AI Inc., and appoints [ ] as attorney to transfer said right on the books of Datavault AI Inc. with full power of substitution in the premises. Dated: (Signature must conform in all respects to name of Holder as specified on the face of the Warrant) Address In the presence of: